POWER OF ATTORNEY    [Exhibit 24]

I, the undersigned Brian P. MacDonald, DO HEREBY APPOINT:
(a) Ann C. Mul?, Esq.;
(b) John J. DiRocco, Jr., Esq.; and
(c) Louisa K. Cresson, Esq.,
and each of them, any of whom may act without the joinder of the other, as my true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for me and in my name, place and stead, in any and all capacities, to do the following:

1. Execute on my behalf and in my capacity as a reporting person of Sunoco, Inc. (the ?Company?), the following items (each a "Report", and collectively, the "Reports"): (a) Forms 3, 4 and 5 and any other report required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder; and (b) Form 144 and any other similar report required under the Securities Act of 1933, as amended;

2. Execute, file, acknowledge, submit, transmit and deliver on my behalf, and in my name, any and all applications, certificates, consents, instruments, verifications, exhibits, schedules, or other ancillary documentation of any nature in connection with the filing, or the ability to file, any Report (including, without limitation, the EDGAR Form ID or any other form of application or request for SEC filing codes and/or the modification, renewal, or replacement of such codes, including CIK, CCC, or the like, and any necessary passphrase, password modification access code, or similar security code associated therewith), including any amendments thereto, in such form, with such changes and modifications therein, and additions thereto, as such attorney-in-fact executing the same may approve, such approval to be conclusively evidenced by his execution thereof;

3. Perform on my behalf, and in my name, any and all acts of any kind or description whatsoever, as may be in any way necessary or desirable to complete and execute any Reports and timely file such Reports with the United States Securities and Exchange Commission and/or any stock exchange or similar authority; and

4. Take any and all other further action in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that any document executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

  I grant to each such attorneys-in-fact full power and authority to do and perform any act necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation. I ratify and confirm all that such attorney-in-fact, or any substitute of such attorney-in-fact, shall lawfully do or cause to be done by the rights and powers granted by this Power of Attorney.

  I acknowledge that each such attorney-in-fact, in serving in such capacity at my request, is not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, Rule 144 under the Securities Act of 1933, or applicable federal or state securities laws generally.
  This Power of Attorney shall remain in full force and effect until I am no longer required to file any Reports with respect to my holdings of and transactions in securities issued by the Company, unless I earlier revoke it in a signed writing delivered to the Office of the Corporate Secretary of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of August, 2009.

/s/ BRIAN P. MACDONALD
______________________________
BRIAN P. MACDONALD